Exhibit 4

ALLETE, Inc.
(formerly Minnesota Power & Light Company

and formerly Minnesota Power, Inc.)

TO

THE BANK OF NEW YORK MELLON
(formerly The Bank of New York
(formerly Irving Trust Company))

AND

DOUGLAS J. MacINNES
(successor to Richard H. West, J. A. Austin,
E. J. McCabe, D. W. May, J. A. Vaughan and W. T. Cunningham)

MING RYAN
(herein becoming successor to Douglas J. MacInnes)

As Trustees under ALLETE, Inc.’s Mortgage and
Deed of Trust dated as of September 1, 1945

Thirty-second Supplemental Indenture
Providing, among other things, for
First Mortgage Bonds, 4.90% Series due October 15, 2025
(Forty-first Series),
and
First Mortgage Bonds, 5.82% Series due April 15, 2040
(Forty-second Series)

Dated as of August 1, 2010

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THIRTY-SECOND SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of August 1, 2010, by and between ALLETE, Inc. (formerly Minnesota Power & Light Company and formerly Minnesota Power, Inc.), a corporation of the State of Minnesota, whose post office address is 30 West Superior Street, Duluth, Minnesota 55802 (hereinafter sometimes called the “Company”), and The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)), a corporation of the State of New York, whose post office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the “Corporate Trustee”), and Ming Ryan (successor to Richard H. West, J. A. Austin, E. J. McCabe, D. W. May, J. A. Vaughan, W. T. Cunningham and Douglas J. MacInnes), whose post office address is c/o The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286 (said Ming Ryan being hereinafter sometimes called the “Co-Trustee” and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the “Trustees”), as Trustees under the Mortgage and Deed of Trust, dated as of September 1, 1945, between the Company and Irving Trust Company and Richard H. West (Ming Ryan, successor Co-Trustee), as Trustees, securing bonds issued and to be issued as provided therein (hereinafter sometimes called the “Mortgage”), reference to which Mortgage is hereby made, this indenture (hereinafter sometimes called the “Thirty-second Supplemental Indenture”) being supplemental thereto:

Whereas, the Mortgage was filed and recorded in various official records in the State of Minnesota; and

Whereas, an instrument, dated as of October 16, 1957, was executed and delivered under which J. A. Austin succeeded Richard H. West as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

Whereas, an instrument, dated as of April 4, 1967, was executed and delivered under which E. J. McCabe in turn succeeded J. A. Austin as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

Whereas, under the Sixth Supplemental Indenture, dated as of August 1, 1975, to which reference is hereinafter made, D. W. May in turn succeeded E. J. McCabe as Co-Trustee under the Mortgage; and

Whereas, an instrument, dated as of June 25, 1984, was executed and delivered under which J. A. Vaughan in turn succeeded D. W. May as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

Whereas, an instrument, dated as of July 27, 1988, was executed and delivered under which W. T. Cunningham in turn succeeded J. A. Vaughan as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

Whereas, on May 12, 1998, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Minnesota changing its name from Minnesota Power & Light Company to Minnesota Power, Inc. effective May 27, 1998; and

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Whereas, an instrument, dated as of April 15, 1999, was executed and delivered under which Douglas J. MacInnes in turn succeeded W. T. Cunningham as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

Whereas, on May 8, 2001, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Minnesota changing its name from Minnesota Power, Inc. to ALLETE, Inc.; and

Whereas, by the Mortgage the Company covenanted, among other things, that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

Whereas, for said purposes, among others, the Company executed and delivered the following indentures supplemental to the Mortgage:

Designation	Dated as of
First Supplemental Indenture	March 1, 1949
Second Supplemental Indenture	July 1, 1951
Third Supplemental Indenture	March 1, 1957
Fourth Supplemental Indenture	January 1, 1968
Fifth Supplemental Indenture	April 1, 1971
Sixth Supplemental Indenture	August 1, 1975
Seventh Supplemental Indenture	September 1, 1976
Eighth Supplemental Indenture	September 1, 1977
Ninth Supplemental Indenture	April 1, 1978
Tenth Supplemental Indenture	August 1, 1978
Eleventh Supplemental Indenture	December 1, 1982
Twelfth Supplemental Indenture	April 1, 1987
Thirteenth Supplemental Indenture	March 1, 1992
Fourteenth Supplemental Indenture	June 1, 1992
Fifteenth Supplemental Indenture	July 1, 1992
Sixteenth Supplemental Indenture	July 1, 1992
Seventeenth Supplemental Indenture	February 1, 1993
Eighteenth Supplemental Indenture	July 1, 1993
Nineteenth Supplemental Indenture	February 1, 1997
Twentieth Supplemental Indenture	November 1, 1997
Twenty-first Supplemental Indenture	October 1, 2000
Twenty-second Supplemental Indenture	July 1, 2003
Twenty-third Supplemental Indenture	August 1, 2004
Twenty-fourth Supplemental Indenture	March 1, 2005
Twenty-fifth Supplemental Indenture	December 1, 2005
Twenty-sixth Supplemental Indenture	October 1, 2006
Twenty-seventh Supplemental Indenture	February 1, 2008

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Designation	Dated as of
Twenty-eighth Supplemental Indenture	May 1, 2008
Twenty-ninth Supplemental Indenture	November 1, 2008
Thirtieth Supplemental Indenture	January 1, 2009
Thirty-first Supplemental Indenture	February 1, 2010

which supplemental indentures were filed and recorded in various official records in the State of Minnesota; and

Whereas, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as heretofore supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3-1/8% Series due 1975	$26,000,000	None
3-1/8% Series due 1979	4,000,000	None
3-5/8% Series due 1981	10,000,000	None
4-3/4% Series due 1987	12,000,000	None
6-1/2% Series due 1998	18,000,000	None
8-1/8% Series due 2001	23,000,000	None
10-1/2% Series due 2005	35,000,000	None
8.70% Series due 2006	35,000,000	None
8.35% Series due 2007	50,000,000	None
9-1/4% Series due 2008	50,000,000	None
Pollution Control Series A	111,000,000	None
Industrial Development Series A	2,500,000	None
Industrial Development Series B	1,800,000	None
Industrial Development Series C	1,150,000	None
Pollution Control Series B	13,500,000	None
Pollution Control Series C	2,000,000	None
Pollution Control Series D	3,600,000	None
7-3/4% Series due 1994	55,000,000	None
7-3/8% Series due March 1, 1997	60,000,000	None
7-3/4% Series due June 1, 2007	55,000,000	None
7-1/2% Series due August 1, 2007	35,000,000	None
Pollution Control Series E	111,000,000	None
7% Series due March 1, 2008	50,000,000	None
6-1/4% Series due July 1, 2003	25,000,000	None
7% Series due February 15, 2007	60,000,000	None
6.68% Series due November 15, 2007	20,000,000	None
Floating Rate Series due October 20, 2003	250,000,000	None
Collateral Series A	255,000,000	None
Pollution Control Series F	111,000,000	111,000,000
5.28% Series due August 1, 2020	35,000,000	35,000,000

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Series	Principal Amount Issued	Principal Amount Outstanding
5.69% Series due March 1, 2036	50,000,000	50,000,000
5.99% Series due February 1, 2027	60,000,000	60,000,000
4.86% Series due April 1, 2013	60,000,000	60,000,000
6.02% Series due May 1, 2023	75,000,000	75,000,000
6.94% Series due January 15, 2014	18,000,000	18,000,000
7.70% Series due January 15, 2016	20,000,000	20,000,000
8.17% Series due January 15, 2019	42,000,000	42,000,000
4.85% Series due April 15, 2021	15,000,000	15,000,000
5.10% Series due April 15, 2025	30,000,000	30,000,000
6.00% Series due April 15, 2040	35,000,000	35,000,000

which bonds are also hereinafter sometimes called bonds of the First through Fortieth Series, respectively; and

Whereas, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

Whereas, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may (to the extent permitted by law) be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds (other than said First Series) by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

Whereas, the Company now desires to create two new series of bonds and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

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Whereas, the execution and delivery by the Company of this Thirty-second Supplemental Indenture, and the terms of the bonds of the Forty-first Series and the Forty-second Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

Now, Therefore, This Indenture Witnesseth:

That the undersigned Douglas J. MacInnes hereby gives written notice to the Company that he hereby resigns as Co-Trustee under the Mortgage, such resignation to take effect at the close of business on July 31, 2010, unless previously a successor Co-Trustee shall have been appointed as provided in the Mortgage, in which event such resignation shall take effect immediately on the appointment of such successor Co-Trustee.

That pursuant to Section 102 of the Mortgage, and by order of its Board of Directors, the undersigned ALLETE, Inc. hereby appoints Ming Ryan as successor Co-Trustee under the Mortgage, subject to the conditions in Article XVII thereof expressed, effective at the close of business on July 31, 2010.

That the undersigned Ming Ryan, a citizen of the United States of America, hereby accepts her said appointment by ALLETE, Inc. as successor Co-Trustee under the Mortgage.

That the undersigned Douglas J. MacInnes hereby acknowledges receipt of an executed counterpart of this instrument.

That the undersigned ALLETE, Inc. will proceed with the publication of the notice of resignation and notice of appointment as provided respectively in Sections 101 and 102 of the Mortgage, in substantially the forms provided in Exhibit A hereto annexed.

That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, as heretofore supplemented, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances) unto The Bank of New York Mellon and Ming Ryan, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature acquired by the Company after the date of the execution and delivery of the Mortgage, as heretofore supplemented (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of subsection (I) of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or

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of any general description contained in this Thirty-second Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

Together with all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

It is hereby agreed by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage, all the property, rights, and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage and as fully embraced within the lien hereof and the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby.

Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Thirty-second Supplemental Indenture and from the lien and operation of the Mortgage, namely:  (1) cash, shares of stock, bonds, notes and other obligations and other securities

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not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, rolling stock, trolley coaches, buses, motor coaches, automobiles and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same; all timber, minerals, mineral rights and royalties; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; the Company’s contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (6) the Company’s franchise to be a corporation; provided, however, that the property and rights expressly excepted from the lien and operation of this Thirty-second Supplemental Indenture and from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

To have and to hold all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees and their successors and assigns forever.

In trust nevertheless, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Thirty-second Supplemental Indenture being supplemental thereto.

And it is hereby covenanted by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors in the trust in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees by the Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage as follows:

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ARTICLE I
Forty-first Series of Bonds

Section 1.  There shall be a series of bonds designated “4.90% Series due October 15, 2025” (herein sometimes referred to as the “Forty-first Series”), each of which shall also bear the descriptive title “First Mortgage Bond”, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.  Bonds of the Forty-first Series shall be dated as in Section 10 of the Mortgage provided, mature on October 15, 2025, be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof) and bear interest from August 17, 2010 (computed on the basis of a 360-day year of twelve thirty-day months) at the rate of 4.90% per annum, payable semi-annually on April 15 and October 15 of each year, commencing April 15, 2011, the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Any payment of principal of or interest on any bond of the Forty-first Series that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any such bond of the Forty-first Series is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

(I)            Optional Prepayment.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the bonds of the Forty-first Series at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the Settlement Date specified by the Company in such notice with respect to such principal amount.  The Company will give each registered owner of Bonds of the Forty-first Series written notice (by first class mail or such other method as may be agreed upon by the Company and such registered owner) of each optional prepayment under this subsection (I) mailed or otherwise given not less than 30 days and not more than 60 days prior to the date fixed for such prepayment, to each such registered owner at his, her or its last address appearing on the registry books.  Each such notice shall specify the Settlement Date (which shall be a Business Day), the aggregate principal amount of the bonds of the Forty-first Series to be prepaid on such date, the principal amount of each bond held by such registered owner to be prepaid (determined in accordance with subsection (II) of this section), and the interest to be paid on the Settlement Date with respect to such principal amount being prepaid, and shall be accompanied by a certificate signed by a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such Settlement Date, the Company shall send to each registered owner of bonds of the Forty-first Series (by first class mail or by such other method as may be agreed upon by the Company and such

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registered owner) a certificate signed by a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified Settlement Date. As promptly as practicable after the giving of the notice and the sending of the certificates provided in this subsection, the Company shall provide a copy of each to the Corporate Trustee.  The Trustees shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the information set forth in any such notice or certificate.  The bonds of the Forty-first Series are not otherwise subject to voluntary or optional prepayment.

 (II)           Allocation of Partial Prepayments.  In the case of each partial prepayment of the bonds of the Forty-first Series, the principal amount of the Bonds of the Forty-first Series to be prepaid shall be allocated by the Company among all of the Bonds of the Forty-first Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

 (III)           Maturity; Surrender, Etc. In the case of each notice of prepayment of bonds of the Forty-first Series pursuant to this section, if cash sufficient to pay the principal amount to be prepaid on the Settlement Date (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any, is not paid as agreed upon by the Company and each registered owner of the affected bonds, or, to the extent that there is no such agreement entered into with one or more such owners, deposited with the Corporate Trustee on or before the Settlement Date, then such notice of prepayment shall be of no effect.  If such cash is so paid or deposited, such principal amount of the bonds of the Forty-first Series shall be deemed paid for all purposes and interest on such principal amount shall cease to accrue.  In case the Company pays any registered owner pursuant to an agreement with that registered owner, the Company shall notify the Corporate Trustee as promptly as practicable of such agreement and payment, and shall furnish the Corporate Trustee with a copy of such agreement; in case the Company deposits any cash with the Corporate Trustee, the Company shall provide therewith a list of the registered owners and the amount of such cash each registered owner is to receive.  The Trustees shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the information set forth in any such notice, list or agreement, and shall not be chargeable with knowledge of any of the contents of any such agreement.  Any bond prepaid in full shall be surrendered to the Company or the Corporate Trustee for cancellation on or before the Settlement Date or, with respect to cash deposited with the Corporate Trustee, before payment of such cash by the Corporate Trustee; any bond prepaid in part shall be surrendered to the Company or the Corporate Trustee on or before the Settlement Date (unless otherwise agreed between the Company and the registered owner) or, with respect to cash deposited with the Corporate Trustee before payment of such cash by the Corporate Trustee, for a substitute bond in the principal amount remaining unpaid.

 (IV)           Make-Whole Amount.

“Make-Whole Amount” means, with respect to any bond of the Forty-first Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such bond of the Forty-first Series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

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“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Called Principal” means, with respect to any bond of the Forty-first Series, the principal of such bond that is to be prepaid pursuant to subsection (I) of this section.

“Discounted Value” means, with respect to the Called Principal of any bond of the Forty-first Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the bonds of the Forty-first Series is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any bond of the Forty-first Series, 0.5% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” on the Bloomberg Financial Markets Service (or such other display on the Bloomberg Financial Markets Service having the same information as PX1 if PX1 is replaced by the Bloomberg Financial Markets Service) for the most recently issued actively traded on-the-run benchmark U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the most recently issued, actively traded on-the-run benchmark U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the most recently issued, actively traded on-the-run benchmark U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable bond of the Forty-first Series.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond of the Forty-first Series, all payments of such Called Principal and interest thereon that would be due

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after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Bonds of the Forty-first Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to subsection (I) of this section.

“Settlement Date” means, with respect to the Called Principal of any Bond of the Forty-first Series, the date on which such Called Principal is to be prepaid pursuant to subsection (I) of this section.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

(V)            At the option of the registered owner, any bonds of the Forty-first Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, together with a written instrument of transfer wherever required by the Company duly executed by the registered owner or by his duly authorized attorney, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

Bonds of the Forty-first Series shall be transferable (subject to the provisions of Section 12 of the Mortgage) at the office or agency of the Company in the Borough of Manhattan, The City of New York.  The Company shall not be required to make transfers or exchanges of bonds of the Forty-first Series for a period of ten (10) days next preceding any designation of bonds of said series to be prepaid, and the Company shall not be required to make transfers or exchanges of any bonds of said series designated in whole or in part for prepayment.

Upon any exchange or transfer of bonds of the Forty-first Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Forty-first Series.

After the delivery of this Thirty-second Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and receipt of consideration therefor by the Company, there shall be an initial issue of bonds of the Forty-first Series for the aggregate principal amount of $30,000,000.

ARTICLE II
                                        Forty-second Series of Bonds

Section 1.  There shall be a series of bonds designated “5.82% Series due April 15, 2040” (herein sometimes referred to as the “Forth-second Series”), each of which shall also bear the descriptive title “First Mortgage Bond”, and the form thereof, which shall be established by

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Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.  Bonds of the Forty-second Series shall be dated as in Section 10 of the Mortgage provided, mature on April 15, 2040, be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof) and bear interest from August 17, 2010 (computed on the basis of a 360-day year of twelve thirty-day months) at the rate of 5.82% per annum, payable semi-annually on April 15 and October 15 of each year, commencing April 15, 2011, the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Any payment of principal of or interest on any bond of the Forty-second Series that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any such bond of the Forty-second Series is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

(I)            Optional Prepayment.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the bonds of the Forty-second Series at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the Settlement Date specified by the Company in such notice with respect to such principal amount.  The Company will give each registered owner of Bonds of the Forty-second Series written notice (by first class mail or such other method as may be agreed upon by the Company and such registered owner) of each optional prepayment under this subsection (I) mailed or otherwise given not less than 30 days and not more than 60 days prior to the date fixed for such prepayment, to each such registered owner at his, her or its last address appearing on the registry books.  Each such notice shall specify the Settlement Date (which shall be a Business Day), the aggregate principal amount of the bonds of the Forty-second Series to be prepaid on such date, the principal amount of each bond held by such registered owner to be prepaid (determined in accordance with subsection (II) of this section), and the interest to be paid on the Settlement Date with respect to such principal amount being prepaid, and shall be accompanied by a certificate signed by a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such Settlement Date, the Company shall send to each registered owner of bonds of the Forty-second Series (by first class mail or by such other method as may be agreed upon by the Company and such registered owner) a certificate signed by a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified Settlement Date.  As promptly as practicable after the giving of the notice and the sending of the certificates provided in this subsection, the Company shall provide a copy of each to the Corporate Trustee.  The Trustees shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the information set forth in any such notice or certificate.  The bonds of the Forty-second Series are not otherwise subject to voluntary or optional prepayment.

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(II)           Allocation of Partial Prepayments.  In the case of each partial prepayment of the bonds of the Forty-second Series, the principal amount of the Bonds of the Forty-second Series to be prepaid shall be allocated by the Company among all of the Bonds of the Forty-second Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

(III)           Maturity; Surrender, Etc. In the case of each notice of prepayment of bonds of the Forty-second Series pursuant to this section, if cash sufficient to pay the principal amount to be prepaid on the Settlement Date (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any, is not paid as agreed upon by the Company and each registered owner of the affected bonds, or, to the extent that there is no such agreement entered into with one or more such owners, deposited with the Corporate Trustee on or before the Settlement Date, then such notice of prepayment shall be of no effect.  If such cash is so paid or deposited, such principal amount of the bonds of the Forty-second Series shall be deemed paid for all purposes and interest on such principal amount shall cease to accrue.  In case the Company pays any registered owner pursuant to an agreement with that registered owner, the Company shall notify the Corporate Trustee as promptly as practicable of such agreement and payment, and shall furnish the Corporate Trustee with a copy of such agreement; in case the Company deposits any cash with the Corporate Trustee, the Company shall provide therewith a list of the registered owners and the amount of such cash each registered owner is to receive.  The Trustees shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the information set forth in any such notice, list or agreement, and shall not be chargeable with knowledge of any of the contents of any such agreement.  Any bond prepaid in full shall be surrendered to the Company or the Corporate Trustee for cancellation on or before the Settlement Date or, with respect to cash deposited with the Corporate Trustee, before payment of such cash by the Corporate Trustee; any bond prepaid in part shall be surrendered to the Company or the Corporate Trustee on or before the Settlement Date (unless otherwise agreed between the Company and the registered owner) or, with respect to cash deposited with the Corporate Trustee before payment of such cash by the Corporate Trustee, for a substitute bond in the principal amount remaining unpaid.

(IV)           Make-Whole Amount.

“Make-Whole Amount” means, with respect to any bond of the Forty-second Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such bond of the Forty-second Series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Called Principal” means, with respect to any bond of the Forty-second Series, the principal of such bond that is to be prepaid pursuant to subsection (I) of this section.

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“Discounted Value” means, with respect to the Called Principal of any bond of the Forty-second Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the bonds of the Forty-second Series is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any bond of the Forty-second Series, 0.5% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” on the Bloomberg Financial Markets Service (or such other display on the Bloomberg Financial Markets Service having the same information as PX1 if PX1 is replaced by the Bloomberg Financial Markets Service) for the most recently issued actively traded on-the-run benchmark U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the most recently issued, actively traded on-the-run benchmark U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the most recently issued, actively traded on-the-run benchmark U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable bond of the Forty-second Series.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond of the Forty-second Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Bonds of the Forty-second Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to subsection (I) of this section.

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“Settlement Date” means, with respect to the Called Principal of any Bond of the Forty-second Series, the date on which such Called Principal is to be prepaid pursuant to subsection (I) of this section.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

(V)            At the option of the registered owner, any bonds of the Forty-second Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, together with a written instrument of transfer wherever required by the Company duly executed by the registered owner or by his duly authorized attorney, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

Bonds of the Forty-second Series shall be transferable (subject to the provisions of Section 12 of the Mortgage) at the office or agency of the Company in the Borough of Manhattan, The City of New York.  The Company shall not be required to make transfers or exchanges of bonds of the Forty-second Series for a period of ten (10) days next preceding any designation of bonds of said series to be prepaid, and the Company shall not be required to make transfers or exchanges of any bonds of said series designated in whole or in part for prepayment.

Upon any exchange or transfer of bonds of the Forty-second Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Forty-second Series.

After the delivery of this Thirty-second Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and receipt of consideration therefor by the Company, there shall be an initial issue of bonds of the Forty-second Series for the aggregate principal amount of $45,000,000.

ARTICLE III
Reservation of Right to Amend the Mortgage

SECTION 1.  Release of Unfunded Property  The Company reserves the right, without any consent, vote or other action by holders of bonds of the Forty-first Series, the Forty-second Series, or of any other subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

To amend Section 60 of the Mortgage by inserting “(I)” before the word “Unless” in the first line thereof, and by adding a subsection (II) at the end of Section 60 to read substantially as follows:

“(II)  Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more of the Defaults defined in Section 65 hereof shall

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have occurred and be continuing, the Company may obtain the release of any of the Mortgaged and Pledged Property that is not Funded Property, except cash then held by the Corporate Trustee (provided, however, that Qualified Lien Bonds deposited with the Corporate Trustee shall not be released or surrendered except as provided in Article IX hereof and obligations secured by purchase money mortgage deposited with the Corporate Trustee shall not be released except as provided in Section 61 hereof), and the Corporate Trustee shall release all its right, title and interest in and to the same from the Lien hereof upon application of the Company and receipt by the Corporate Trustee of the following (in lieu of complying with the requirements of Section 59 hereof):

(1)           an Officers’ Certificate complying with the requirements of Section 121 hereof and describing in reasonable detail the property to be released and requesting such release, and stating:

(a)           that the Company is not in default in the payment of interest on any bonds then Outstanding hereunder and that no Default has occurred and is continuing;

(b)           that the Company has decided to release from the Lien hereof the property to be released;

(c)           that the property to be released is not Funded Property;

(d)           that (except in any case where a governmental body or agency has exercised a right to order the Company to divest itself of such property) such release is in the opinion of the signers desirable in the conduct of the business of the Company; and

(e)           the amount of cash and/or principal amount of obligations secured by purchase money mortgage received or to be received for any portion of said property sold to any Federal, State, County, Municipal or other governmental bodies or agencies or public or semi-public corporations, districts, or authorities;

(2)           an Engineer’s Certificate, made and dated not more than ninety (90) days prior to the date of such application, stating:

(a)           the fair value, in the opinion of the signers, of the property (or securities) to be released;

(b)           that in the opinion of the signers such release will not impair the security under this Indenture in contravention of the provisions hereof; and

(c)           that the Company has Property Additions constituting property that is not Funded Property (not including the Property Additions then being released) of a Cost or fair value to the Company (whichever is less) of not less

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than one dollar ($1) (after making any deductions and any additions pursuant to the provisions of Section 4 hereof) after deducting the Cost of the property then being released;

(3)           an Opinion of Counsel complying with the requirements of Section 121 hereof and stating that all conditions precedent provided for in this Indenture relating to the release of the property in question have been complied with; and

(4)           in case the Corporate Trustee is requested to release any franchise, an Opinion of Counsel complying with the requirements of Section 121 hereof and stating that in his or their opinion such release will not impair to any material extent the right of the Company to operate any of its remaining properties.”

SECTION 2.  Elimination of Obligation to Dispose of Released Property  The Company reserves the right, without any consent, vote or other action by holders of bonds of the Forty-first Series, the Forty-second Series, or of any other subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

To amend clause (a) of subdivision (3) of Section 59 to read substantially as follows:

“(a) that the Company has decided to release from the Lien hereof the property to be released;”

SECTION 3.  Elimination of Five Year Limit on Property Additions Used for Releases  The Company reserves the right, without any consent, vote or other action by holders of bonds of the Forty-first Series, the Forty-second Series, or of any other subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

To amend clause (b) of subdivision (4) of Section 59 to delete the words “that no such application for release may be based in whole or in part upon Property Additions acquired, made or constructed more than five years prior to the last day of the calendar month immediately preceding the date of such application, and provided, further,”

SECTION 4.  Releases Based on Retired Bonds  The Company reserves the right, without any consent, vote or other action by holders of bonds of the Forty-first Series, the Forty-second Series, or of any subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

To amend clause (c) of subdivision (4) of Section 59 of the Mortgage to read substantially as follows:

“(c) the principal amount of each bond or fraction of bond to the authentication and delivery of which the Company shall be entitled under the provisions of Section 26 or 10/6ths of the principal amount of each bond or fraction of bond to the authentication and delivery of which the Company shall be entitled under the provisions of Section 29 hereof, by virtue of compliance with all applicable provisions of said Section 26 or Section 29, as the case may be

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(except as hereinafter in this Section otherwise provided); provided, however, that (except as hereinafter in this Section otherwise provided) the application for such release shall operate as a waiver by the Company of such right to the authentication and delivery of each such bond or fraction thereof on the basis of which right such property is released and to such extent no such bond or fraction thereof may thereafter be authenticated and delivered hereunder, and any Corresponding Retired Bonds or Corresponding Qualified Lien Bonds, as hereinafter defined, shall be deemed to have been made the basis of the release of such property; for purposes of this clause (c), the following definitions shall apply:

The term “Corresponding Retired Bond” shall mean the bond or fraction of a bond selected by the Company to serve as the basis under the provisions of Section 29 of the Mortgage for such right to the authentication and delivery of bond(s) or fraction of a bond so waived; and

The term “Corresponding Qualified Lien Bond” shall mean the Qualified Lien Bond selected by the Company to serve as the basis under the provisions of Section 26 of the Mortgage for such right to the authentication and delivery of bond(s) or fraction of a bond so waived.”

SECTION 5.  Amendments without the Consent of Bondholders  The Company reserves the right, without any consent, vote or other action by holders of bonds of the Forty-first Series, the Forty-second Series, or of any other subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

To amend Section 120 of the Mortgage to read substantially as follows:

“SECTION 120.  Anything in this Indenture to the contrary notwithstanding, without the consent of any holders of bonds, the Company and the Trustees, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustees, for any of the following purposes:

(a)           to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the bonds, all as provided in Article XVI hereof, or

(b)           to add one or more covenants of the Company or other provisions for the benefit of all holders of the bonds or for the benefit of the holders of, or to remain in effect only so long as there shall be Outstanding, bonds of one or more specified series, and to make the occurrence of a default in the performance of any of such additional covenants an additional “Default” under Section 65 permitting the enforcement of all or any of the several remedies provided in this Indenture, as herein set forth; provided, however, that in respect of any such additional covenant, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than those allowed in the case of other defaults) or may provide for an immediate enforcement upon such default, or may (subject to the provisions of applicable law) limit the remedies available to the

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Trustees upon such default; or to provide that the occurrence of one or more specified events shall constitute additional “Defaults” under Section 65 as if set forth therein, or to surrender any right or power herein conferred upon the Company, which additional “Default” or surrender may be limited so as to remain in effect only so long as bonds of one or more specified series shall remain Outstanding; or

(c)           to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Trustees any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property; or

(d)           to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that no such change, elimination or addition shall adversely affect the interests of the holders of bonds of any series in any material respect; or

(e)           to establish the form or terms of bonds of any series as contemplated by Article II; or

(f)           to provide for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all or any series of bonds; or

(g)           to change any place or places (within the United States of America) where (1) the principal of and premium, if any, and interest, if any, on all or any series of bonds shall be payable, (2) all or any series of bonds may be surrendered for registration of transfer, (3) all or any series of bonds may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of bonds and this Indenture may be served; or

(h)           to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or to make any other changes to the provisions hereof or to add other provisions with respect to matters or questions arising under this Indenture, provided that such other changes or additions shall not adversely affect the interests of the holders of bonds of any series in any material respect.

Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as in effect at any time and from time to time,

(x)           shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to the Trust Indenture Act of 1939 as then in effect, and the Company and the Trustees may, without the consent of any holders of bonds, enter into an indenture supplemental hereto to evidence such amendment hereof; or

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(y)           shall permit one or more changes to, or the elimination of, any provisions hereof which shall theretofore have been required by the Trust Indenture Act of 1939 to be contained herein or are contained herein to reflect any provisions of the Trust Indenture Act of 1939, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustees may, without the consent of any holders of bonds, enter into an indenture supplemental hereto to evidence such amendment hereof, provided that the Indenture shall not be amended as provided in this clause (y) so as to adversely affect the interests of the holders of bonds of any series in any material respect.”

SECTION 6.  Recalibration of Funded Property  The Company reserves the right, without any consent, vote or other action by holders of bonds of the Forty-first Series, the Forty-second Series, or of any other subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

To amend Section 5 of the Mortgage to replace the first two paragraphs thereof with three paragraphs reading substantially as follows:

“The term “Funded Property Certificate” shall mean an Independent Engineer’s Certificate delivered to the Corporate Trustee, within ninety days after the date thereof,

(A) stating the aggregate principal amount of bonds then Outstanding under this Indenture;

(B) stating the aggregate principal amount of bonds which the Company is then entitled to have authenticated and delivered by compliance with the provisions of Section 29 hereof;

(C) stating an amount equal to 10/6ths of the sum of the amounts stated in clauses (A) and (B) above;

(D) describing all or any portion of the Mortgaged and Pledged Property which, in the opinion of the signers, has an aggregate fair value not less than the amount stated in clause (C) above.

The term “Funded Property” shall mean:

(1) all Mortgaged and Pledged Property described in the most recent Funded Property Certificate delivered to the Corporate Trustee;

(2) all Property Additions to the extent that the same shall have been made the basis of the authentication and delivery of bonds under this Indenture after the date of the most recent Funded Property Certificate delivered to the Corporate Trustee;

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(3) all Property Additions to the extent that the same shall have been made the basis of the release of property from the Lien of this Indenture after the date of the most recent Funded Property Certificate delivered to the Corporate Trustee, subject, however, to the provisions of Section 59 hereof;

(4) all Property Additions to the extent that the same shall have been substituted (otherwise than under the release or cash withdrawal provisions hereof) for Funded Property retired after the date of the most recent Funded Property Certificate delivered to the Corporate Trustee; and

(5) all Property Additions to the extent that the same shall have been made the basis of the withdrawal of any Funded Cash as hereinafter defined after the date of the most recent Funded Property Certificate delivered to the Corporate Trustee, except to the extent that any such Property Additions shall no longer be deemed to be Funded Property in accordance with the provisions of other Sections of this Indenture.

In the event that in any certificate filed with the Corporate Trustee in connection with any of the transactions referred to in clauses (2), (3) and (5) of this Section only a part of the Cost or fair value of the Property Additions described in such certificate shall be required for the purposes of such certificate, then such Property Additions shall be deemed to be Funded Property only to the extent so required for the purpose of such certificate.”

The foregoing amendment shall not become effective until the Company shall have delivered a Funded Property Certificate to the Corporate Trustee.

SECTION 7.  Release of Company After Transfer of Substantially All of Mortgaged Property  The Company reserves the right, without any consent, vote or other action by holders of bonds of the Forty-first Series, the Forty-second Series, or of any other subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

To amend Section 86 of the Mortgage to add a new paragraph at the end reading substantially as follows:

“In case the Company, as permitted by Section 85 hereof, shall convey or transfer, subject to the Lien of this Indenture, all or substantially all of the Mortgaged and Pledged Property as an entirety to a successor corporation, the indenture described above in this Section may also provide for the release and discharge of the Company from all obligations under this Indenture or any bonds issued hereunder which are assumed by such successor corporation.”

SECTION 8.  Insurance  The Company reserves the right, without any consent, vote or other action by holders of bonds of the Forty-first Series, the Forty-second Series, or of any subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

To amend Section 37 of the Mortgage to read substantially as follows:

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Section 37.  (a) The Company shall (i) keep or cause to be kept all the Mortgaged and Pledged Property insured against loss by fire, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, the proceeds of such insurance (except as to any loss of Excepted Property and except as to any particular loss less than the greater of (A) Twenty Million Dollars ($20,000,000) and (B) three percent (3%) of the principal amount of bonds Outstanding on the date of such particular loss) to be made payable, subject to applicable law, to the Corporate Trustee as the interest of the Corporate Trustee may appear, or to the trustee or other holder of any Lien prior hereto upon property subject to the Lien hereof, if the terms thereof require such payment, or to the agent or representative of the owners of jointly-owned property if the terms of such joint ownership require such payment or (ii) in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against loss by fire of companies similarly situated and operating properties subject to similar fire hazards or properties on which an equal primary fire insurance rate has been set by reputable insurance companies; and if the Company shall adopt such other method or plan of protection, it shall, subject to applicable law (and except as to any loss of Excepted Property and except as to any particular loss less than the greater of (X) Twenty Million Dollars ($20,000,000) and (Y) three percent (3%) of the principal amount of bonds Outstanding on the date of such particular loss) pay to the Corporate Trustee on account of any loss covered by such method or plan an amount in cash equal to the amount of such loss less any amounts otherwise paid to the Corporate Trustee in respect of such loss or paid to the trustee or other holder of any Lien prior hereto upon property subject to the Lien hereof in respect of such loss if the terms thereof require such payment or paid to the agent or representative of the owners of jointly-owned property if the terms of such joint ownership require such payment.  Any cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance.  In case of the adoption of such other method or plan of protection, the Company shall furnish to the Corporate Trustee a certificate of an actuary or other qualified person appointed by the Company with respect to the adequacy of such method or plan.

Anything herein to the contrary notwithstanding, the Company may have fire insurance policies with (i) a deductible provision in a dollar amount per occurrence not exceeding the greater of (A) Twenty Million Dollars ($20,000,000) and (B) three percent (3%) of the principal amount of the bonds Outstanding on the date such policy goes into effect, and/or (ii) co-insurance or self insurance provisions with a dollar amount per occurrence not exceeding thirty percent (30%) of the loss proceeds otherwise payable; provided, however, that the dollar amount described in clause (i) above may be exceeded to the extent such dollar amount per occurrence is below the deductible amount in effect as to fire insurance (X) on property of similar character insured by companies similarly situated and operating like property or (Y) on property as to which an equal primary fire insurance rate has been set by reputable insurance companies.

(b) All moneys paid to the Corporate Trustee by the Company in accordance with this Section or received by the Corporate Trustee as proceeds of any insurance, in either case on

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account of a loss on or with respect to Funded Property, shall, subject to any Lien prior hereto upon property subject to the Lien hereof, be held by the Corporate Trustee and, subject as aforesaid, shall be paid by it to the Company to reimburse the Company for an equal amount expended or committed for expenditure in the rebuilding, renewal and/or replacement of or substitution for the property destroyed or damaged, upon receipt by the Corporate Trustee of:

(i)           a letter signed by an officer of the Company requesting such payment,

(ii)           an Engineer’s Certificate:

(A)           describing the property so damaged or destroyed;

(B)           stating the Cost of such property (or, if the fair value to the Company of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such fair value, as so certified, in lieu of Cost) or, if such damage or destruction shall have affected only a portion of such property, stating the allocable portion of such Cost or fair value;

(C)           stating the amounts so expended or committed for expenditure in the rebuilding, renewal, replacement of and/or substitution for such property; and

(D)           stating the fair value to the Company of such property as rebuilt or renewed or as to be rebuilt or renewed and/or of the replacement or substituted property, and if

(a)           within six months prior to the date of acquisition thereof by the Company, such property has been used or operated, by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and

(b)           the fair value to the Company of such property as set forth in such Engineer’s Certificate is not less than Twenty-five Thousand Dollars ($25,000) and not less than one percent (1%) of the aggregate principal amount of the bonds at the time Outstanding, the Engineer making the statement required by this clause (D) shall be an Independent Engineer, and

(iii)           an Opinion of Counsel stating that, in the opinion of the signer, the property so rebuilt or renewed or to be rebuilt or renewed, and/or the replacement property, is or will be subject to the Lien hereof.

Any such moneys not so applied within thirty-six (36) months after its receipt by the Corporate Trustee, or in respect of which notice in writing of intention to apply

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the same to the work of rebuilding, renewal, replacement or substitution then in progress and uncompleted shall not have been given to the Corporate Trustee by the Company within such thirty-six (36) months, or which the Company shall at any time notify the Corporate Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 61; provided, however, that if the amount of such moneys shall exceed the amount stated pursuant to clause (B) in the Engineer’s Certificate referred to above, the amount of such excess shall not be deemed to be Funded Cash, shall not be subject to Section 61 and shall be remitted to or upon the order of the Company upon the withdrawal, use or application of the balance of such moneys pursuant to Section 61.

Anything in this Indenture to the contrary notwithstanding, if property on or with respect to which a loss occurs constitutes Funded Property in part only, the Company may, at its election, obtain the reimbursement of insurance proceeds attributable to the part of such property which constitutes Funded Property under this subsection (b) and obtain the reimbursement of insurance proceeds attributable to the part of such property which does not constitute Funded Property under subsection (c) of this Section.

(c) All moneys paid to the Corporate Trustee by the Company in accordance with this Section or received by the Corporate Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to property which does not constitute Funded Property, shall, subject to the requirements of any Lien prior hereto upon property subject to the Lien hereof, be held by the Corporate Trustee and, subject as aforesaid, shall be paid by it to the Company upon receipt by the Corporate Trustee of:

(i)           a letter from an officer of the Company requesting such payment;

(ii)           an Engineer’s Certificate stating:

(A)           that such moneys were paid to or received by the Corporate Trustee on account of a loss on or with respect to property which does not constitute Funded Property; and

(B)           if true, either (I) that the aggregate amount of the Cost or fair value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding, to the extent of such loss, the property on or with respect to which such loss was incurred), after making deductions therefrom and additions thereto of the character contemplated by Section 4, is not less than zero (0) or (II) that the amount of such loss does not exceed the aggregate Cost or fair value to the Company (whichever is less) of Property Additions acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the request for such payment; or

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(C)           if neither of the statements contemplated in subclause (B) above can be made, the amount by which zero (0) exceeds the amount referred to in subclause (B)(I) above (showing in reasonable detail the calculation thereof); and

(iii)           if the Engineer’s Certificate required by clause (ii) above contains neither of the statements contemplated in clause (ii)(B) above, an amount in cash, to be held by the Corporate Trustee as part of the Mortgaged and Pledged Property, equal to the amount shown in clause (ii)(C) above.

To the extent that the Company shall be entitled to withdraw proceeds of insurance pursuant to this subsection (c), such proceeds shall be deemed not to constitute Funded Cash.

(d) Whenever under the provisions of this Section the Company is required to deliver moneys to the Corporate Trustee and at the same time shall have satisfied the conditions set forth herein for payment of moneys by the Corporate Trustee to the Company, there shall be paid to or retained by the Corporate Trustee or paid to the Company, as the case may be, only the net amount.

SECTION 9.  Property Additions  The Company reserves the right, without any consent, vote or other action by holders of bonds of the Forty-first Series, the Forty-second Series, or of any subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

To amend subdivision (I) of Section 4 of the Mortgage to read substantially as follows:

(I)  The term “Property Additions” shall mean Mortgaged and Pledged Property acquired by the Company by purchase, consolidation, merger, donation, construction, erection or in any way whatsoever, subsequent to June 30, 1945, or in the process of construction or erection in so far as actually constructed or erected subsequent to June 30, 1945.

SECTION 10.  Definitions  The Company reserves the right, without any consent, vote or other action by holders of bonds of the Forty-first Series, the Forty-second Series, or of any subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

To add the following definitions reading substantially as follows:

“Business Day”, when used with respect to a place of payment for the bonds or any other particular location specified in the bonds or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such place of payment or other location are required by law, regulation or executive order to remain closed, or a day on which the corporate trust office of the Corporate Trustee is closed for business.

“corporation” means a corporation, association, company, limited liability company, partnership, limited partnership, joint stock company or business trust, and references to

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“corporate” and other derivations of “corporation” herein shall be deemed to include appropriate derivations of such entities.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any defect, irregularity, exception or limitation in record title.

“Governmental Authority” means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

“Person” means any individual, corporation, joint venture, trust or unincorporated organization or any Governmental Authority.

SECTION 11.  Excepted Property  The Company reserves the right, without any consent, vote or other action by holders of bonds of the Forty-first Series, the Forty-second Series, or of any subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

To amend the paragraph on pages 47-48 of the Original Mortgage (and the corresponding provision in each supplemental indenture thereto) to read substantially as follows:

Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the Lien and operation of this Indenture (herein sometimes called “Excepted Property”):

(a)           all cash on hand or in banks or other financial institutions, deposit accounts, securities accounts, shares of stock, interests in business trusts, general or limited partnerships or limited liability companies, bonds, notes, mortgages, other evidences of indebtedness and other securities, security entitlements, commodities accounts and other investment property and policies of insurance on lives of officers of the Company, of whatsoever kind and nature, not hereafter paid or delivered to, deposited with or held by the Corporate Trustee hereunder or required so to be;

(b)           all contracts, leases, operating agreements and other agreements of whatsoever kind and nature and rights thereunder (other than the Company’s franchises, permits and licenses that are transferable and necessary for the operation of the Mortgaged and

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Pledged Property); all bills, notes and other instruments and chattel paper (except to the extent that any of the same constitute securities, security entitlements or investment property, in which case they are separately excepted from the Lien of this Indenture under clause (a) above); all revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, rights or property consisting of rights granted by statute or governmental action to bill and collect revenues or other amounts from customers or others, including rate stabilization charges and other special charges, and all rents, tolls, issues, product and profits, dividends, income, claims, credits, demands and judgments; all governmental and other licenses, permits and franchises (other than the Company’s franchises, permits and licenses that are transferable and necessary for the operation of Mortgaged and Pledged Property); all unrecorded easements and rights of way; all consents and allowances, including emission allowances and regulatory assets; all documents, including warehouse receipts; all cooperative interests; and all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property; and all claims, credits, choses in action, commercial tort claims, tax credits and other intangible property and general intangibles including, but not limited to, computer software;

(c)           all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges, and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; all parts, accessories and supplies used in connection with any of the foregoing; and all personal property of such character that the perfection of a security interest therein or other Lien thereon is not governed by the Uniform Commercial Code as in effect in the jurisdiction in which the Company is organized;

(d)           all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of the business of the Company, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;

(e)           all electric energy and capacity, gas, steam and other materials and products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course and conduct of its business;

(f)           all property which is the subject of a lease agreement designating the Company as lessee and all right, title and interest of the

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Company in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security and the last day of the term of any lease or leasehold which may hereafter become subject to the Lien hereof; and

(g)           all property, real, personal and mixed, which subsequent to September 1, 1945 has been released from the Lien of this Indenture, and any improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any parts thereof.

SECTION 12.  Excepted Encumbrances  The Company reserves the right, without any consent, vote or other action by holders of bonds of the Forty-first Series, the Forty-second Series, or of any subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

To amend Section 6 of the Mortgage to replace the definition of “Excepted Encumbrances” with substantially the following:

The term “Excepted Encumbrances” shall mean as of any particular time, any of the following:

(a)           Liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings or of which at least ten (10) Business Days notice has not been given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;

(b)           mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, and carriers’ Liens, other Liens incident to construction, Liens or privileges of any employees of the Company for salary or wages earned, but not yet payable, and other Liens, including without limitation Liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten (10) Business Days notice has not been given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;

(c)           Liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) Ten Million Dollars ($10,000,000) and (B) three percent (3%) of the principal amount of the bonds then Outstanding or (ii) with respect to which the Company shall (X) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Company shall have secured a stay of

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execution pending such appeal or other proceeding or (Y) have the right to prosecute an appeal or other proceeding for review or (Z) have not received at least ten (10) Business Days notice given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;

(d)           easements, leases, reservations or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged and Pledged Property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations do not in the aggregate materially impair the use by the Company of the Mortgaged and Pledged Property considered as a whole for the purposes for which it is held by the Company;

(e)           Liens, defects, irregularities, exceptions and limitations in (i) title to real property subject to rights-of-way in favor of the Company or otherwise or used or to be used by the Company primarily for right-of-way purposes; (ii) real property held under lease, easement, license or similar right; or (iii) the rights-of-way, leases, easements, licenses or similar rights in favor of the Company; provided, however, that (A) the Company shall have obtained from the apparent owner or owners of such real property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Company acquired the same; (B) the Company has power under eminent domain or similar statutes to remove or subordinate such Liens, defects, irregularities, exceptions or limitations or (C) such defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;

(f)           Liens securing indebtedness or other obligations neither created, assumed nor guaranteed by the Company nor on account of which it customarily pays interest upon real property or rights in or relating to real property acquired by the Company for the purpose of the transmission or distribution of electric energy, gas or water, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way;

(g)           leases existing on September 1, 1945 affecting properties owned by the Company at said date and renewals and extensions thereof; and leases affecting such properties entered into

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after such date or affecting properties acquired by the Company after such date which, in either case, (i) have respective terms of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by the Company of such properties for the respective purposes for which they are held by the Company;

(h)           Liens vested in lessors, licensors, franchisors or permitters for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

(i)           controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities, upon the Mortgaged and Pledged Property or any part thereof or the operation or use thereof or upon the Company with respect to the Mortgaged and Pledged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;

(j)           rights which Governmental Authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the Mortgaged and Pledged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate the property and business of the Company; and any and all obligations of the Company correlative to any such rights;

(k)           Liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workmen’s compensation, unemployment insurance, social security, any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

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(l)           Liens on the Mortgaged and Pledged Property or any part thereof which are granted by the Company to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;

(m)           rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by the Company or by others on property of the Company;

(n)           (i) rights and interests of Persons other than the Company arising out of contracts, agreements and other instruments to which the Company is a party and which relate to the common ownership or joint use of property; and (ii) all Liens on the interests of Persons other than the Company in property owned in common by such Persons and the Company if and to the extent that the enforcement of such Liens would not adversely affect the interests of the Company in such property in any material respect;

(o)           any restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public service corporation;

(p)           any Liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;

(q)           any controls, liens, restrictions, regulations, easements, exceptions or reservations of any public authority or unit applying particularly to any form of space satellites (including but not limited to solar power satellites), space stations and other analogous facilities whether or not in the earth’s atmosphere;

(r)           easements, ground leases or rights-of-way in, upon, over and/or across the property or rights-of-way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal or transportation of coal, lignite, gas, oil or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by the Company;

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(s)           any Lien of the Trustees granted pursuant to Section 78 of this Indenture; and

(t)           any Lien securing indebtedness for the payment of which money in the necessary amount shall have been irrevocably deposited in trust with the trustee or other holder of such Lien; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such Lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.

SECTION 13.  Easements, Ground Leases, Rights-of-Way  The Company reserves the right, without any consent, vote or other action by holders of bonds of the Forty-first Series, the Forty-second Series, or of any subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

To amend Section 58 of the Mortgage to restate clause (2) thereof to read substantially as follows:

(2) (a) cancel or make changes or alterations in or substitutions of any and all right of way grants; (b) sell or otherwise dispose of, free from the Lien of this Indenture, cancel, make changes or alterations in or substitutions of any and all contracts, leases, operating agreements, obligations, securities, accounts receivable, choses in action, and other rights, interests and property not constituting Property Additions; and (c) grant, free from the Lien of this Indenture, easements, ground leases or rights-of-way in, upon, over and/or across the property or rights-of-way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal or transportation of coal, lignite, gas, oil or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by the Company; and

SECTION 14.  Priority Opinions  The Company reserves the right, without any consent, vote or other action by holders of bonds of the Forty-first Series, the Forty-second Series, or of any subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

To amend Section 28 of the Mortgage to restate subdivisions (7) and (9) thereof to read substantially as follows:

(7) either an Opinion of Counsel or an Officers’ Certificate to the effect that:

(a) this Indenture constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion or

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certificate, will constitute, a Lien on all the Property Additions to be made the basis of the authentication and delivery of such bonds, subject to no Lien thereon prior to the Lien of this Indenture except Excepted Encumbrances and any other Liens of which the signer of said opinion or certificate has no actual knowledge and which do not appear on a specified lien search report received by said signer not more than five (5) Business Days prior to the date of said opinion or certificate; and

(b) the Company has corporate authority to operate such Property Additions;

(c) that the general nature and extent of Qualified Liens, and the principal amount of the then Outstanding Qualified Lien Bonds secured thereby, if any, mentioned in the accompanying Engineer’s Certificate, are correctly stated;

(9) copies of the instruments of conveyance, assignment and transfer, if any, and the lien search report, if any, specified in the opinion or certificate provided for in clause (7) above.

SECTION 15.  Maintenance of Mortgaged Property  The Company reserves the right, without any consent, vote or other action by holders of bonds of the Forty-first Series, the Forty-second Series, or of any subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

To amend Section 38 of the Mortgage to read substantially as follows:

Section 38.  The Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) the Mortgaged and Pledged Property, considered as a whole, to be maintained and kept in good condition, repair and working order and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made such repairs, renewals, replacements, betterments and improvements thereof, as, in the judgment of the Company, may be necessary in order that the operation of the Mortgaged and Pledged Property, considered as a whole, may be conducted in accordance with common industry practice; provided, however, that nothing in this Section shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any portion of the Mortgaged and Pledged Property if such discontinuance is in the judgment of the Company desirable in the conduct of its business; and provided, further, that nothing in this Section shall prevent the Company from selling, transferring or otherwise disposing of, or causing the sale, transfer or other disposition of, any portion of the Mortgaged and Pledged Property in compliance with the other provisions of this Indenture.

SECTION 16.  Majority Vote  The Company reserves the right, without any consent, vote or other action by holders of bonds of the Forty-first Series, the Forty-second Series, or of any other subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

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To amend Article XIX of the Mortgage to read substantially as follows:

“ARTICLE XIX.

Meetings and Consents of Bondholders.

SECTION 107.  Modifications and alterations of this Indenture and/or of any indenture supplemental hereto and/or of the rights and obligations of the Company and/or of the rights of the holders of bonds and coupons issued hereunder may be made as provided in this Article XIX.

SECTION 108.  The Corporate Trustee may at any time call a meeting of the holders of bonds of one or more, or all, series and it shall call such a meeting on written request of the Company, given pursuant to a Resolution of its Board of Directors, or a resolution of the holders of a majority or more in principal amount of the bonds of such series Outstanding hereunder, considered as one class, at the time of such request.  In the event of the Corporate Trustee’s failing for ten (10) days to call a meeting after being thereunto requested by the Company or bondholders as above set forth, holders of Outstanding bonds in the amount above specified in this Section or the Company, pursuant to Resolution of its Board of Directors, may call such meeting.  Every such meeting called by and at the instance of the Corporate Trustee shall be held in the Borough of Manhattan, The City of New York, or with the written approval of the Company, at any other place in the United States of America, and written notice thereof, stating the place and time thereof and in general terms the business to be submitted, shall be mailed by the Corporate Trustee not less than thirty (30) days before such meeting (a) to each registered holder of bonds of the series in respect of which such meeting is being called then Outstanding hereunder addressed to him at his address appearing on the registry books, (b) to all other holders of bonds of such series then Outstanding hereunder the names and addresses of whom are preserved by the Corporate Trustee as required by the provisions of Section 43 hereof and (c) to the Company addressed to it at _____________________ (or at such other address as may be designated by the Company from time to time), and, if any bonds of such series shall not be in fully registered form, shall be published by the Corporate Trustee at least once a week for four (4) successive calendar weeks immediately preceding the meeting, upon any secular day of each such calendar week, which need not be the same day of each week, in a Daily Newspaper, printed in the English language, and published and of general circulation in The City of New York; provided, however, that, if such notice by publication shall have been given, the mailing of such notice to any bondholders shall in no case be a condition precedent to the validity of any action taken at such meeting.  Any meeting of holders of the bonds of one or more, or all, series shall be valid without notice if the holders of all bonds of such series then Outstanding hereunder are present in person or by proxy and if the Company and the Corporate Trustee are present by duly authorized representatives, or if notice is waived in writing before or after the meeting by the Company, the holders of all bonds of such series Outstanding hereunder and by the Corporate Trustee, or by such of them as are not present in person or by proxy.

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SECTION 109.  Officers and nominees of the Corporate Trustee and of the Company and of the Co-Trustee or their or its nominees may attend such meeting, but shall not as such be entitled to vote thereat.  Attendance by bondholders may be in person or by proxy.  In order that the holder of any bond payable to bearer and his proxy may attend and vote without producing his bond, the Corporate Trustee, with respect to any such meeting, may make and from time to time vary such regulations as it shall think fit for deposit of bonds with, (i) any bank or trust or insurance company, or (ii) any trustee, secretary, administrator or other proper officer of any pension, welfare, hospitalization, or similar fund or funds, or (iii) the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, any State or Territory, or (iv) any other person or corporation satisfactory to the Corporate Trustee, and for the issue to the persons depositing the same of certificates by such depositaries entitling the holders thereof to be present and vote at any such meeting and to appoint proxies to represent them and vote for them at any such meeting in the same way as if the persons so present and voting, either personally or by proxy, were the actual bearers of the bonds in respect of which such certificates shall have been issued and any regulations so made shall be binding and effective.  In lieu of or in addition to providing for such deposit, the Corporate Trustee may, in its discretion, permit such institutions to issue certificates stating that bonds were exhibited to them, which certificates shall entitle the holders thereof to vote at any meeting only if the bonds with respect to which they are issued are not produced at the meeting by any other person and are not at the time of the meeting registered in the name of any other person.  Each such certificate shall state the date on which the bond or bonds in respect of which such certificate shall have been issued were deposited with or exhibited to such institution and the series, maturities and serial numbers of such bonds.  A bondholder in any of the foregoing categories may sign such a certificate in his own behalf.  In the event that two or more such certificates shall be issued with respect to any bond or bonds, the certificate bearing the latest date shall be recognized and be deemed to supersede any certificate or certificates previously issued with respect to such bond or bonds.  If any such meeting shall have been called under the provisions of Section 108 hereof, by bondholders or by the Company, and the Corporate Trustee shall fail to make regulations as above authorized, then regulations to like effect for such deposit, or exhibition of bonds and the issue of certificates by (i) any bank or trust or insurance company, or (ii) any trustee, secretary, administrator or other proper officer of any pension, welfare, hospitalization, or similar fund or funds, or (iii) by the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, any State or Territory shall be similarly binding and effective for all purposes hereof if adopted or approved by the bondholders calling such meeting or by the Board of Directors of the Company, if such meeting shall have been called by the Company, provided that in either such case copies of such regulations shall be filed with the Corporate Trustee.  A bondholder in any of the foregoing categories may sign such a certificate in his own behalf.

SECTION 110.  Subject to the restrictions specified in Sections 109 and 113 hereof, any registered holder of bonds Outstanding hereunder and any holder of a certificate (not superseded) provided for in Section 109 hereof relating to bonds Outstanding hereunder, in

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either case of the series in respect of which a meeting shall have been called, shall be entitled in person or by proxy to attend and vote at such meeting as a holder of the bonds registered or certified in the name of such holder without producing such bonds.  All others seeking to attend or vote at such meeting in person or by proxy must, if required by any authorized representative of the Corporate Trustee or the Company or by any other bondholder, produce the bonds claimed to be owned or represented at such meeting and every one seeking to attend or vote shall, if required as aforesaid, produce such further proof of bond ownership or personal identity as shall be satisfactory to the authorized representative of the Corporate Trustee, or if none be present then to the Inspectors of Votes hereinafter provided for.  Proxies shall be witnessed or in the alternative may (a) have the signature guaranteed by a bank or trust company or a registered dealer in securities participating in a recognized signature guarantee medallion program, (b) be acknowledged before a Notary Public or other officer authorized to take acknowledgements, or (c) have their genuineness otherwise established to the satisfaction of the Inspector of Votes.  All proxies and certificates presented at any meeting shall be delivered to said Inspectors of Votes and filed with the Corporate Trustee.

SECTION 111.  Persons nominated by the Corporate Trustee if it is represented at the meeting shall act as temporary Chairman and Secretary, respectively, of the meeting, but if the Corporate Trustee shall not be represented or shall fail to nominate such persons or if any person so nominated shall not be present, the bondholders and proxies present shall by a majority vote of bonds represented elect another person or other persons from those present to act as temporary Chairman and/or Secretary.  A permanent Chairman and a permanent Secretary of such meeting shall be elected from those present by the bondholders and proxies present by a majority vote of bonds represented.  The Corporate Trustee, if represented at the meeting, shall appoint two Inspectors of Votes who shall decide as to the right of anyone to vote and shall count all votes cast at such meeting, except votes on the election of a Chairman and Secretary, both temporary and permanent, as aforesaid, and who shall make and file with the permanent Secretary of the meeting their verified written report in duplicate of all such votes so cast at said meeting.  If the Corporate Trustee shall not be represented at the meeting or shall fail to nominate such Inspectors of Votes or if either Inspector of Votes fails to attend the meeting, the vacancy shall be filled by appointment by the permanent Chairman of the meeting.

SECTION 112.  The holders of a majority in aggregate principal amount of the bonds Outstanding hereunder of the series with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of holders of bonds of such series; provided, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the holders of a specified percentage which is less than a majority in principal amount of the bonds of such series Outstanding hereunder, considered as one class, then the holders of such specified percentage in principal amount of the bonds of such series Outstanding hereunder, considered as one class, shall constitute a quorum.  In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of holders of bonds of such series, be dissolved.  In any other case the meeting may be adjourned for such period or

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periods as may be determined and announced by the chairman of the meeting prior to the adjournment thereof.

SECTION 113.  Any modification or alteration of this Indenture and/or of any indenture supplemental hereto and/or of the rights and obligations of the Company and/or the rights of the holders of bonds and/or coupons issued hereunder in any particular may be made at a meeting of bondholders duly convened and held in accordance with the provisions of this Article, but only by resolution duly adopted by the affirmative vote of the holders of a majority in principal amount of the bonds Outstanding hereunder, considered as one class (or, if such modification or alteration shall materially adversely affect the holders of bonds of one or more, but less than all, series then Outstanding hereunder, then the affirmative vote only of the holders of a majority in aggregate principal amount of the bonds of the series adversely affected in any material respect then Outstanding hereunder, considered as one class), when such meeting is held, and in every case approved by Resolution of the Board of Directors of the Company as hereinafter specified; provided, however, that no such modification or alteration shall, without the consent of the holder of any bond issued hereunder affected thereby, permit (1) the extension of the maturity of the principal of, or interest on, such bond, or (2) the reduction in such principal or the rate of interest thereon or any other modification in the terms of payment of such principal or interest, or (3) the creation of any lien ranking prior to, or on a parity with, the Lien of this Indenture with respect to any of the Mortgaged and Pledged Property, or (4) the deprivation of any non-assenting bondholder of a lien upon the Mortgaged and Pledged Property for the security of his bonds (subject only to Excepted Encumbrances) or (5) the reduction of the percentage required by the provisions of this Section for the taking of any action under this Section with respect to any bond Outstanding hereunder.  For all purposes of this Article, the Trustees shall be entitled to rely upon an Opinion of Counsel with respect to the extent, if any, as to which any action taken at such meeting affects the rights under this Indenture or under any indenture supplemental hereto of any holders of bonds then Outstanding hereunder.

Bonds owned and/or held by and/or for account of and/or for the benefit or interest of the Company, or any corporation of which the Company shall own twenty-five per centum (25%) or more of the outstanding voting stock, shall not be deemed Outstanding for the purpose of any vote or of any calculation of bonds Outstanding in Article XVI hereof or in this Article XVIII or for the purpose of the quorum provided for in Section 112 of this Article; provided, however, that bonds so owned or held which have been pledged in good faith may be regarded as Outstanding for purposes of this paragraph if the pledgee establishes to the satisfaction of the Corporate Trustee the pledgee’s right to vote or give consents with respect to such bonds and that the pledgee is not the Company or a corporation of which the Company shall own twenty-five per centum (25%) or more of the outstanding voting stock.  For all purposes of this Indenture, the Corporate Trustee, the Chairman and Secretary of any meeting held pursuant to the provisions of this Article XIX and the Inspectors of Votes at any such meeting shall (unless the fact is challenged at such meeting by any holder of bonds Outstanding hereunder entitled to vote at such meeting and a contrary fact is established) be entitled conclusively to rely upon a notification in writing by an officer of the Company, specifying the principal amount of bonds Outstanding hereunder owned by or held by or for

DB1/65395200.3

the account of or for the benefit or interest of the Company or any corporation of which the Company shall own twenty-five per centum (25%) or more of the outstanding voting stock, or stating that no such bonds are so owned or held.  In case the meeting shall have been called otherwise than on the written request of the Company, the Corporate Trustee shall be entitled conclusively to assume that none of the bonds Outstanding hereunder is so owned or held unless a notification by the Company is furnished as in this paragraph provided or unless the fact is challenged at such meeting by any holder of bonds Outstanding hereunder and a contrary fact is established.

SECTION 114.  A record in duplicate of the proceedings of each meeting of bondholders shall be prepared by the permanent Secretary of the meeting and shall have attached thereto the original reports of the Inspectors of Votes, and affidavits by one or more persons having knowledge of the facts showing a copy of the notice of the meeting, and showing that said notice was mailed and published as provided in Section 108 hereof.  Such record shall be signed and verified by the affidavit of the permanent Chairman and the permanent Secretary of the meeting, and one duplicate thereof shall be delivered to the Company and the other to the Corporate Trustee for preservation by the Corporate Trustee.  Any record so signed and verified shall be proof of the matters therein stated, and if such record shall also be signed and verified by the affidavit of a duly authorized representative of the Corporate Trustee, such meeting shall be deemed conclusively to have been duly convened and held and such record shall be conclusive, and any resolution or proceeding stated in such record to have been adopted or taken, shall be deemed conclusively to have been duly adopted or taken by such meeting.  A true copy of any resolution adopted by such meeting shall be mailed by the Corporate Trustee (a) to each registered holder of bonds of the series adversely affected in any material respect by such resolution then Outstanding addressed to him at his address appearing on the registry books and (b) to all other holders of bonds then Outstanding hereunder, the names and addresses of whom are then preserved by the Corporate Trustee pursuant to the provisions of Section 43 hereof, and proof of such mailing by the affidavit of some person having knowledge of the fact shall be filed with the Corporate Trustee, but failure to mail copies of such resolution as aforesaid shall not affect the validity thereof.  No such resolution shall be binding until and unless such resolution is approved by Resolution of the Board of Directors of the Company, of which such Resolution of approval, if any, it shall be the duty of the Company to file a copy certified by the Secretary or an Assistant Secretary of the Company with the Corporate Trustee, but if such Resolution of the Board of Directors of the Company is adopted and a certified copy thereof is filed with the Corporate Trustee, the resolution so adopted by such meeting shall (to the extent permitted by law) be deemed conclusively to be binding upon the Company, the Trustees and the holders of all bonds and coupons issued hereunder, at the expiration of sixty (60) days after such filing, except in the event of a final decree of a court of competent jurisdiction setting aside such resolution, or annulling the action taken thereby in a legal action or equitable proceeding for such purposes commenced within such sixty (60) day period; provided, however, that no such resolution of the bondholders, or of the Company, shall in any manner be so construed as to change or modify any of the rights, immunities, or obligations of the Trustees or either of them without their, its or his written assent thereto.

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SECTION 115.  Bonds authenticated and delivered after the date of any bondholders’ meeting may bear a notation in form approved by the Corporate Trustee as to the action taken at meetings of bondholders theretofore held, and upon demand of the holder of any bond Outstanding at the date of any such meeting and presentation of his bond for the purpose at the principal office of the Corporate Trustee, the Company shall cause suitable notation to be made on such bond by endorsement or otherwise as to any action taken at any meeting of bondholders theretofore held.  If the Company or the Corporate Trustee shall so determine, new bonds so modified as in the opinion of the Corporate Trustee and the Board of Directors of the Company to conform to such bondholders’ resolution shall be prepared, authenticated and delivered, and upon demand of the holder of any bond then Outstanding and affected thereby shall be exchanged without cost to such bondholders for bonds then Outstanding hereunder upon surrender of such bonds with all unmatured coupons, if any, appertaining thereto.  The Company or the Corporate Trustee may require bonds Outstanding to be presented for notation or exchange as aforesaid if either shall see fit to do so.  Instruments supplemental to this Indenture embodying any modification or alteration of this Indenture or of any indenture supplemental hereto made at any bondholders’ meeting and approved by Resolution of the Board of Directors of the Company, as aforesaid, may be executed by the Trustees and the Company and upon demand of the Corporate Trustee, or if so specified in any resolution adopted by any such bondholders’ meeting, shall be executed by the Company and the Trustees.

Any instrument supplemental to this Indenture executed pursuant to the provisions of this Section or otherwise, shall comply with all applicable provisions of the Trust Indenture Act of 1939 as in force on the date of the execution of such supplemental indenture.

SECTION 116.  (A)  Anything in this Article XIX contained to the contrary notwithstanding, the Corporate Trustee shall receive the written consent (in any number of instruments of similar tenor executed by bondholders or by their attorneys appointed in writing or in the supplemental indenture or supplemental indentures creating such series of bonds) of the holders of a majority in principal amount of the bonds Outstanding hereunder, considered as one class (or, if any action proposed to be taken shall materially adversely affect the holders of bonds of one or more, but less than all, series then Outstanding hereunder, then the consent only of the holders of a majority in aggregate principal amount of bonds of the series so adversely affected in any material respect then Outstanding hereunder, considered as one class), at the time the last such needed consent is delivered to the Corporate Trustee, in lieu of the holding of a meeting pursuant to this Article XIX and in lieu of all action at such a meeting and with the same force and effect as a resolution duly adopted in accordance with the provisions of Section 113 hereof.

(B)           Instruments of consent shall be witnessed or in the alternative may (a) have the signature guaranteed by a bank or trust company or a registered dealer in securities participating in a recognized signature guarantee medallion program, (b) be acknowledged before a Notary Public or other officer authorized to take acknowledgments, or (c) have their genuineness otherwise established to the satisfaction of the Corporate Trustee.

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The amount of bonds payable to bearer, and the series and serial numbers thereof, held by a person executing an instrument of consent (or whose attorney has executed an instrument of consent in his behalf), and the date of his holding the same, may be proved by exhibiting the bonds to and obtaining a certificate executed by (i) any bank or trust or insurance company organized under the laws of the United States of America or of any State thereof, or (ii) any trustee, secretary, administrator or other proper officer of any pension, welfare, hospitalization or similar fund or funds,  or (iii) the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, or of any State or of any Territory, or (iv) any other person or corporation satisfactory to the Corporate Trustee.  A bondholder in any of the foregoing categories may sign a certificate in his own behalf.

Each such certificate shall be dated and shall state in effect that as of the date thereof a coupon bond or bonds bearing a specified serial number or numbers was exhibited to the signer of such certificate.  The holding by the person named in any such certificate of any bonds specified therein shall be presumed to continue unless (1) any certificate bearing a later date issued in respect of the same bond shall be produced, (2) the bond specified in such certificate (or any bond or bonds issued in exchange or substitution for such bond) shall be produced, or (3) the bond specified in such certificate shall be registered as to principal in the name of another holder or shall have been surrendered in exchange or a fully registered bond registered in the name of another holder.  The Corporate Trustee may nevertheless in its discretion require further proof in cases where it deems further proof desirable.  The ownership of registered bonds shall be proved by the registry books.

(C)           Until such time as the Corporate Trustee shall receive the written consent of the necessary per centum in principal amount of the bonds required by the provisions of subsection (A) above for action contemplated by such consent, any holder of a bond, the serial number of which is shown by the evidence to be included in the bonds the holders of which have consented to such action, may, by filing written notice with the Corporate Trustee at its principal office and upon proof of holding as provided in subsection (B) above, revoke such consent so far as it concerns such bond unless such consent states that it shall be irrevocable or is set forth in the supplemental indenture creating such series of bonds.  Except as aforesaid, any such action taken by the holder of any bond shall be conclusive and binding upon such holder and upon all future holders of such bond (and any bond issued in lieu thereof or exchanged therefor), irrespective of whether or not any notation of such consent is made upon such bond, and in any event any action taken by the holders of the percentage in aggregate principal amount of the bonds specified in subsection (A) above in connection with such action shall be conclusively binding upon the Company, the Corporate Trustee and the holders of all the bonds.”

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ARTICLE IV
Consent to Amendments

Section 1.  Consent to Amendments  Each initial and future holder of bonds of the Forty-first Series and the Forty-second Series, by its acquisition of an interest in such bonds, irrevocably (a) consents to the amendments set forth in Article III of this Thirty-second Supplemental Indenture without any other or further action by any holder of such bonds, and (b) designates the Corporate Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.

ARTICLE V
Reservation of Right to Amend Sections 35(a) and 101 of the Mortgage

Section 1.  The Company reserves the right, without any vote, consent or other action by the holders of Bonds of the Forty-first Series, the Forty-second Series or any subsequent series, to amend the Mortgage, as herein or heretofore supplemented as follows:

(A) By deleting from Section 35(a) the phrase “having its principal office and place of business in the Borough of Manhattan, The City of New York” and the word “such” at the location in said Section 35(a) at which such word first appears.

(B) By adding the following at the end of the first sentence of Section 101:

“; provided however, that if all of the bonds at that time Outstanding are registered as to principal and interest or as to principal only, such notice shall be sufficiently given if mailed, postage prepaid to each such registered owner of bonds at his/her last address appearing on the registry books, on or before the date of on which the first publication of such notice would otherwise have been required.”

ARTICLE VII
Miscellaneous Provisions

Section 1.  Section 126 of the Mortgage, as heretofore amended, is hereby further amended by adding the words “and October 15, 2025 and April 15, 2040” after the words “and April 15, 2040.”

Section 2. Subject to the amendments provided for in this Thirty-second Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Thirty-second Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

DB1/65395200.3

Section 3. The holders of bonds of the Forty-first Series and the Forty-second Series consent that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of bonds of the Forty-first Series and the Forty-second Series entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

Section 4. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirty-second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.  In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this Thirty-second Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Thirty-second Supplemental Indenture.

Section 5. Whenever in this Thirty-second Supplemental Indenture any party hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore supplemented, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Thirty-second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such party whether so expressed or not.

Section 6.  Nothing in this Thirty-second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Thirty-second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Thirty-second Supplemental Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

Section 7. This Thirty-second Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 8. The Company, the mortgagor named herein, by its execution hereof acknowledges receipt of a full, true and complete copy of this Thirty-second Supplemental Indenture.

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In witness whereof, ALLETE, Inc. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President, one of its Vice Presidents, or its Treasurer, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, all in the City of Duluth, Minnesota, and The Bank of New York Mellon has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Treasurers, one of its Vice Presidents or one of its Assistant Vice Presidents, and Ming Ryan and Douglas J. MacInnes have hereunto set their hands and affixed their seals, all in The City of New York, as of the day and year first above written.

ALLETE, Inc.

By       /s/ Mark Schober
Mark Schober
Senior Vice President and
Chief Financial Officer

Attest:

   /s/ Deborah A. Amberg
Deborah A. Amberg
Senior Vice President, General Counsel
and Secretary

Executed, sealed and delivered by ALLETE, Inc.
in the presence of:

   /s/ Dawn M. LaPointe

   /s/ Jodi M. Nash

Trustees’ Signature Page Follows

The Bank of New York Mellon,
as Trustee

By    /s/ Scott I. Klein
Scott I. Klein
Vice President

Attest:

   /s/ Francine Kincaid
Francine Kincaid
Vice President

                                 /s/ Douglas J. MacInnes                                                            L.S.
                             Douglas J. MacInnes

Executed, sealed and delivered by The Bank of New
York Mellon and Douglas J. MacInnes and                                                           /s/ Ming Ryan                                                                              L.S.
Ming Ryan in the presence of:                                                                                   Ming Ryan

 /s/ Beata Harvin

 /s/ Laurence O'Brien

Thirty-second Supplemental Indenture dated as of August 1, 2010
To Mortgage and Deed of Trust dated as of September 1, 1945

Trustees’ Signature Page

State of Minnesota                                                    )
                          )  ss:
County of St. Louis                                                     )

On this 9th day of August, 2010, before me, a Notary Public within and for said County, personally appeared Mark Schober and Deborah A. Amberg, to me personally known, who, being each by me duly sworn, did say that they are respectively the Senior Vice President and Chief Financial Officer and the Senior Vice President, General Counsel and Secretary of ALLETE, Inc., the corporation named in the foregoing instrument; that the seal affixed to the foregoing instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said Mark Schober and Deborah A. Amberg acknowledged said instrument to be the free act and deed of said corporation.

Personally came before me on this 9th day of August, 2010, Mark Schober, to me known to be the Senior Vice President and Chief Financial Officer, and Deborah A. Amberg, to me known to be the Senior Vice President, General Counsel and Secretary, of the above named ALLETE, Inc., the corporation described in and which executed the foregoing instrument, and to me personally known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, who, being by me duly sworn did depose and say and acknowledge that they are respectively the Senior Vice President and Chief Financial Officer and the Senior Vice President, General Counsel and Secretary of said corporation; that the seal affixed to said instrument is the corporate seal of said corporation; and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors and stockholders, and said Mark Schober and Deborah A. Amberg then and there acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

On the 9th day of August, 2010, before me personally came Mark Schober and Deborah A. Amberg, to me known, who, being by me duly sworn, did depose and say that they each reside at 30 West Superior Street, Duluth, Minnesota; that they are respectively the Senior Vice President and Chief Financial Officer and the Senior Vice President, General Counsel and Secretary of ALLETE, Inc., one of the corporations described in and which executed the above instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that they signed their names thereto by like order.

Given under my hand and notarial seal this 9th day of August, 2010.

                                   /s/ Jodi M. Nash
                                    Notary Public

State of New York                                               )
    )  ss:
County of New York                                            )

On this 9th day of August, 2010, before me, a Notary Public within and for said County, personally appeared Scott I. Klein and Francine Kincaid, to me personally known, who, being each by me duly sworn, did say that they are each a Vice President of The Bank of New York Mellon, the corporation named in the foregoing instrument; that the seal affixed to the foregoing instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said Scott I. Klein and Francine Kincaid acknowledged said instrument to be the free act and deed of said corporation.

Personally came before me on this 9th day of August, 2010, Scott I. Klein, to me known to be a Vice President, and Francine Kincaid, known to me to be a Vice President, of the above named The Bank of New York mellon, the corporation described in and which executed the foregoing instrument, and to me personally known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, who, being by me duly sworn did depose and say and acknowledge that they are each a Vice President of said corporation; that the seal affixed to said instrument is the corporate seal of said corporation; and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors, and said Scott I. Klein and Francine Kincaid then and there acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

On the 9th day of August, 2010, before me personally came Scott I. Klein  and Francine Kincaid, to me known, who, being by me duly sworn, did depose and say that they each reside at 101 Barclay Street, 8W, New York, New York 10286; that they are each a Vice President of The Bank of New York Mellon, one of the corporations described in and which executed the above instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that they signed their names thereto by like order.

Given under my hand and notarial seal this 9th day of August, 2010.

                                      /s/ Danial C. Marcel
                                      Notary Public, State of New York

State of New York                                                       )
    )  ss:
County of New York                                                    )

On this 9th day of August, 2010, before me personally appeared Douglas J. MacInnes, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

Personally came before me this 9th day of August, 2010, the above named Douglas J. MacInnes, to me known to be the person who executed the foregoing instrument, and acknowledged the same.

On the 9th day of August, 2010, before me personally came Douglas J. MacInnes, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

Given under my hand and notarial seal this 9th day of August, 2010.

                                                                                                                                                                                   /s/ Daniel C. Marcel
          Notary Public, State of New York

State of New York                                                       )
    )  ss:
County of New York                                                    )

On this 9th day of August, 2010, before me personally appeared Ming Ryan, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that she executed the same as her free act and deed.

Personally came before me this 9th day of August, 2010, the above named Ming Ryan, to me known to be the person who executed the foregoing instrument, and acknowledged the same.

On the 9th day of August, 2010, before me personally came Ming Ryan, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that she executed the same.

Given under my hand and notarial seal this 9th day of August, 2010.

                                                                                                                                                       /s/ Daniel C. Marcel
                                     Notary Public, State of New York

EXHIBIT A

ALLETE, Inc.
(formerly Minnesota Power & Light Company)

Mortgage and Deed of Trust dated as of September 1, 1945,
as supplemented

NOTICE OF RESIGNATION OF CO-TRUSTEE

NOTICE IS HEREBY GIVEN, pursuant to Section 101 of the above-mentioned Mortgage, of the resignation of Douglas J. MacInnes as Co-Trustee under the Mortgage, such resignation to take effect at the close of business on July 31, 2010.

Douglas J. MacInnes

NOTICE OF APPOINTMENT OF SUCCESSOR CO-TRUSTEE

NOTICE IS HEREBY GIVEN, pursuant to Section 102 of the above-mentioned Mortgage, that by authority of the Board of Directors Ming Ryan has been appointed successor Co-Trustee under the Mortgage and has accepted such appointment, effective at the close of business on July 31, 2010.

ALLETE, Inc.

July 31, 2010

Drafted by:

Lyssa Supinski
Minnesota Power
30 West Superior Street
Duluth, MN 55802
(218) 723-3982